EXHIBIT 99.1

                                  ------------

                              Financial Statements
                           and Supplemental Schedules
                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

             December 31, 1999 and August 31, 1999, and for the four
                         months ended December 31, 1999
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2
                              Financial Statements
                           and Supplemental Schedules

                  December 31, 1999 and August 31,1999, and for
                     the four months ended December 31, 1999




                                Table of Contents

Independent Auditors' Report..................................................1

Audited Financial Statements

Statement of Assets Available for Benefits....................................2
Statement of Changes in Assets Available for Benefits.........................3
Notes to Financial Statements.................................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes....................8
Line 27d - Schedule of Reportable Transactions................................9

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                 Statements of Net Assets Available for Benefits


                                                      December 31     August 31
                                                          1999           1999
                                                      -----------    -----------
Assets

Investments, at fair value:
    Shares of registered investment companies           1,879,074     1,841,889
    Common/collective trust fund                        1,183,148     1,143,663
    Amcast Industrial Corporation common stock            108,481        95,270
    Loans to participants                                 268,967       228,825
                                                      -----------    ----------
                                                        3,439,670     3,309,647

Receivables:
    Accrued interest and dividend income                      766           308
    Employer contributions receivable                         434           207
    Employee contributions receivable                      14,910         6,586
                                                      -----------    ----------
                                                           16,110         7,101

Net assets available for benefits                     $ 3,455,780    $3,316,748
                                                      ===========    ==========
         See accompanying notes.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2
            Statement of Changes in Net Assets Available for Benefits
                          Four months ended December 31, 1999

                                                                  Fund Information

                                  ---------------------------------------------------------------------
                                    Amcast        T. Rowe    T. Rowe      T. Rowe   T. Rowe   T. Rowe
                                  Industrial       Price      Price        Price     Price     Price
                                  Corporation     Stable   International    New       New      Equity
                                   Common          Value      Stock       Horizons   Income   Index 500
                                    Stock          Fund       Fund         Fund      Fund      Fund
                                  ---------------------------------------------------------------------

Additions:
   Investment income:
    Interest and dividends          $  1,752   $   22,423    $  332   $  2,347    $   636      $  1,551
    Net appreciation
      (depreciation) in fair
      value of investments             4,298            -       919      2,877       (483)       16,092
   Contributions:
    Participant                        4,027       56,339     1,350      2,238      7,680        15,738
    Employer                           3,758            -         -          -          -             -
                                  ---------------------------------------------------------------------
                                      13,834       78,762     2,600      7,462      7,833        33,381

Deductions:
   Benefit payments                     (549)     (11,326)        -          -          -             -

Interfund transfers                      380      (24,429)      191        535       (255)        3,737
                                  ---------------------------------------------------------------------

Net (decrease) increase               13,665       43,007     2,791      7,997      7,578        37,118

Net assets available for
   benefits, September 1, 1999        95,714    1,146,304     3,890     16,506     26,792       136,545
                                  ---------------------------------------------------------------------
Net assets available for
   benefits, December 31, 1999      $109,379   $1,189,311    $6,681   $ 24,503    $34,370      $173,663
                                  =====================================================================
                                          Fund Information

                                  --------------------------------
                                    T. Rowe      T. Rowe
                                      Price       Price
                                     Equity      Capital
                                     Income   Appreciation

                                      Fund        Fund       Other        Total
                                  -----------------------------------------------

Additions:
   Investment income:
    Interest and dividends        $  119,129   $ 6,234       $  6,203  $  160,605
    Net appreciation
      (depreciation) in fai
      value of investments          (163,232)   (6,645)             -    (146,174)
   Contributions:
    Participant                       50,242     5,189              -     142,803
    Employer                               -         -              -       3,758
                                  -----------------------------------------------
                                       6,139     4,777          6,203     160,992

Deductions:
   Benefit payments                   (8,826)   (1,259)             -     (21,960)

Interfund transfers                  (13,931)     (167)        33,939         254
                                  -----------------------------------------------

Net (decrease) increase              (16,619)    3,351         40,142     139,032

Net assets available for
   benefits, September 1, 1999     1,610,244    51,930        228,825   3,316,748
                                  -----------------------------------------------
Net assets available for
   benefits, December 31, 1999    $1,593,625   $55,281       $268,967  $3,455,780
                                 ================================================

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 1999

1. Description of the Plan

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the plan's provisions.

General

The Plan is a contributory defined contribution plan covering substantially all employees of the Amcast Automotive Brake and Chassis and Superior Valve facilities who are compensated on an hourly basis and are covered by a collective bargaining agreement. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

The Plan allows for employee deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the "IRC") Section 401(a). Employees may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each employee. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in cash or stock.

Participant Loans

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2.  Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant notes receivable are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owed by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at December 31, 1999 and August 31, 1999, are as follows:

                                                  December 31         August 31
                                                     1999                1999
                                                  ----------        ----------
Shares of registered investment companies:

  T. Rowe Price Stable Value Fund                 $1,183,148        $1,143,663
  T. Rowe Price Equity Income Fund                 1,588,057         1,607,710




During the four months ended December 31, 1999, the Plan's investments(including investments bought, sold, and held during the year) depreciated in value by $146,174, as follows:


                                                                  Year ended
                                                               December 31, 1999

                                                             -------------------
Investments at fair value, as determined by quoted market prices:

   Shares of registered investment companies                        $ (150,472)
   Amcast Industrial Corporation common stock                            4,298

                                                             -------------------
                                                                    $  (146,174)
                                                             ===================


4.  Income Tax Status

The Internal Revenue Service (IRS) ruled has not yet determined if the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "IRC"). However, the Plan administrator believes that the Plan is qualified and, therefore, the underlying trust is not subject to income tax under present law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.

6.       Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

Supplemental Schedules

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 002

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1999



                                                      Description of                       Current
Identity of Issue                                       Investment            Cost          Value
-------------------------------------------------------------------------------------------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund              344 shares           5,388          6,545
 *  T. Rowe Price New Horizons Fund                     882 shares          20,498         24,292
 *  T. Rowe Price New Income Fund                     4,112 shares          35,524         33,555
 *  T. Rowe Price Capital Appreciation Fund           4,372 shares          62,317         54,689
 *  T. Rowe Price Equity Index 500 Fund               4,346 shares         142,104        171,936
 *  T. Rowe Price Equity Income Fund                 64,009 shares       1,715,244      1,588,057
                                                                        -------------------------
                                                                         1,981,075      1,879,074

Common/collective trust fund

 *  T. Rowe Price Stable Value Fund                1,183,148 units       1,183,148      1,183,148

 *  Amcast Industrial Corporation common stock        6,625 shares         126,903        108,481

                                                  Rates ranging from

Participant loans                                   8.75% to 9.75%               -        268,967
                                                                        -------------------------

                                                                        $3,291,126    $ 3,439,670
                                                                        =========================

 * Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                                  EIN 31-0258080 / Plan 002

                 Line 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1999



                                                                                                            Current
                                                                                                            Value of

                                            Description                                          Cost       Asset at          Net
                                                 of                Purchase       Selling         of        Date of        Gain or
Identity of Party Involved                   Investment              Price         Price        Asset      Transaction      (Loss)
------------------------------------------------------------------------------------------------------------------------------------



Category (iii)--Series of Transactions in Excess of 5 Percent of Net Assets

T.Rowe Price Equity Income Fund             mutual fund              $ 170,618           $ -          $ -     $ 170,618         $ -
                                                                           $ -      $ 27,039     $ 27,342      $ 27,039      $ (303)





There were no category (i) (ii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.